Exhibit 10.3

SECURITIES SUBSCRIPTION AGREEMENT

(Private Investment in Public Equity – PIPE)

This Securities Subscription Agreement (this “Agreement”) is made as of February 19, 2026, by and between:

WEBUY GLOBAL LTD, a company organized under the laws of the Cayman Islands (the “Company”), whose ordinary shares are listed on the Nasdaq Capital Market under the symbol “WBUY,”

and

Zheng Mingjie, an individual (the “Investor”).

ARTICLE I – SUBSCRIPTION AND PURCHASE OF SHARES

1.1	Subscription

Subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company, and the Company agrees to issue and sell to the Investor, Class A ordinary shares, par value of US$0.0000462 per share, of the Company (the “Shares”) for an aggregate purchase price of USD$1,000,000 (the “Subscription Amount”).

1.2	Purchase Price

The purchase price per Share shall be equal to 90% of the volume-weighted average price (VWAP) of the Company’s Shares on the Nasdaq Capital Market for the five (5) trading days immediately preceding the Closing Date.

1.3	Closing

The closing shall occur in early March 2026. At the Closing:

(a)	Investor shall deliver the Subscription Amount by wire transfer pursuant to Section 1.4.

(b)	Company shall issue and deliver the Shares to the Investor’s brokerage account.

1.4	Payment Terms

Notwithstanding Section 1.3, the Subscription Amount of USD$1,000,000 shall be paid by the Investor in two (2) installments as follows:

(a)	USD$600,000 shall be paid by wire transfer to the Company on or before February 19, 2026; and

(b)	The remaining USD 400,000 shall be paid by wire transfer to the Company in early March 2026.

The issuance of Shares may be effected in tranches corresponding to the receipt of each installment, unless otherwise agreed by the Parties in writing.

ARTICLE II – COMPANY REPRESENTATIONS

The Company represents:

-	It is duly incorporated and in good standing.

-	The Shares will be validly issued, fully paid, and non-assessable.

-	The issuance is duly authorized.

-	The Company is in compliance with Nasdaq rules.

-	All required SEC filings have been made.

ARTICLE III – INVESTOR REPRESENTATIONS

The Investor represents:

-	It is an accredited investor.

-	It is acquiring the Shares for investment purposes.

-	It has sufficient financial knowledge and access to information.

ARTICLE IV – REGISTRATION RIGHTS

4.1	The Company shall file a resale registration statement on Form F-1 (“Form F-1”) within 45 days after Closing.

4.2	The Company shall use reasonable efforts to make it effective within 90 days after the initial public filing of the Form F-1.

4.3	The Form F-1 shall remain effective until all Shares are sold or two (2) years have passed.

ARTICLE V – COVENANTS

The Company shall use proceeds for general corporate purposes and maintain Nasdaq listing.

ARTICLE VI – LOCK-UP

The Investor agrees that, for a period of thirty (30) days following the Closing, it shall not, directly or indirectly, sell, transfer, assign, pledge, hypothecate, or otherwise dispose of any Shares, nor enter into any agreement or arrangement to do any of the foregoing.

Notwithstanding the foregoing, the Investor may sell the Shares pursuant to an effective Registration Statement on Form F-1 covering the resale of the Shares.

ARTICLE VII – CONDITIONS TO CLOSING

Closing is subject to accuracy of representations, Nasdaq listing, and receipt of funds.

ARTICLE VIII – INDEMNIFICATION

Each Party agrees to indemnify the other for breaches of representations.

ARTICLE IX - MISCELLANEOUS

Governing Law: State of New York.

This Agreement constitutes the entire agreement between the Parties.

SIGNATURES

WEBUY GLOBAL LTD

By:	/s/ Xue Bin
Name:	Xue Bin
Title:	CEO
Date:	13-Feb-2026

Investor

By:	/s/ Zheng Mingjie
Name:	Zheng Mingjie

Subscription Amount: USD$1,000,000

Date: 19-Feb-2026